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                                                                    Exhibit 23.1

                   INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Harleysville Savings Financial Corporation on Form S-3 of our report dated October 22, 1999, incorporated by reference in the Annual Report on Form 10-K of Harleysville Savings Bank for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Philadelphia, Pennsylvania
June 9, 2000

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